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                                                                    EXHIBIT 99.1

OXFORD INDUSTRIES, INC. PRESS RELEASE
222 PIEDMONT AVENUE, N.E. O ATLANTA, GEORGIA 30308

Contact:     J. Reese Lanier, Jr.
Telephone:   (404) 653-1446
Fax:         (404) 653-1545
E-Mail:      rlanier@oxfordinc.com

                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------
                                                      June 1, 2006


               OXFORD INDUSTRIES ISSUES GUIDANCE FOR FULL YEAR AND
                          FIRST QUARTER OF FISCAL 2007

               -- MODERATES FOURTH QUARTER FISCAL 2006 GUIDANCE --

ATLANTA, GA. - June 1, 2006 - Oxford Industries, Inc. (NYSE: OXM) today updated its guidance for the fourth quarter of fiscal 2006 and initiated guidance for the full year and first quarter of fiscal 2007.

With respect to fourth quarter of fiscal 2006, ending June 2, the Tommy Bahama Group is expected to finish this fiscal year with a strong fourth quarter performance. However, the Company noted that it has continued to experience higher than planned levels of returns, markdowns and allowances in its Menswear Group, both for the historical menswear business and for Ben Sherman's U.S. business. As a result, the Company believes that it is likely to report fourth quarter diluted earnings per common share of between $1.64 and $1.69.

These anticipated results include a gain of approximately $0.52 per common share on the sale of the Womenswear Group, which is expected to close on June 2, 2006. This gain was not contemplated by the company's prior guidance of $1.22 to $1.27 per share. On a comparable basis, the company has reduced its view of fourth quarter earnings per common share by approximately $0.08. Net sales are expected at the low end of the Company's previously issued guidance range of $360 million to $370 million. Please see attached reconciliation of adjusted diluted earnings per common share.

J. Hicks Lanier, Chairman and Chief Executive Officer of Oxford Industries, Inc. commented, "We believe that we have addressed the product issues in our Ben Sherman assortment that have created some near-term challenges in the U.S. business. We believe that the worst of this situation is behind us and, based on fall bookings and positive feedback from customers, we believe that the profitability will improve significantly in fiscal 2007. However, the shortfall in sales and margins in Ben Sherman's U.S. business combined with some recent softness in our historical menswear business has offset a very strong quarter for Tommy Bahama and caused us to moderate our fourth quarter expectation."

The Company expects to report, for the full year of fiscal 2007, net sales in the range of $1.16 billion to $1.18 billion and diluted earnings per common share in the range of $3.25 to $3.40. The Company noted that this compares to anticipated fiscal 2006 diluted earnings per common share from continuing operations, as adjusted, of approximately $2.81 to $2.86 and sales from continuing operations of approximately $1.1 billion. Results from continuing operations exclude the Womenswear Group which will be reclassified as discontinued operations for fiscal year 2006. Please see attached reconciliation of adjusted diluted earnings per common share.

The Company expects first quarter sales in the range of $280 million to $290 million and first quarter diluted earnings per common share to be between $0.60 and $0.65.

Mr. Lanier continued, "Tommy Bahama continues to perform exceptionally well. Operational improvements and a disciplined approach to distribution have prompted significant increases in profitability and helped keep the appeal of the brand very high, which has in turn led to new opportunities for growth. We are excited to be launching new product categories, pushing forward with the development of that group's secondary brands, and pursuing new licensing opportunities. We believe that the Ben Sherman's U.S. business will soon benefit from a narrower, more focused assortment and an improved distribution structure. We believe that we are well positioned for the upcoming fall season in both businesses. Finally, while the balance of our menswear division has also been affected by a soft market environment, we are confident that we have taken the proper structural steps to reposition this business for improved performance."

Mr. Lanier concluded, "We have made excellent strides in furthering our strategic repositioning program. The sale of our Womenswear Group will not only focus our management team and our corporate resources on our best opportunities for growth, but it will liberate significant capital that can be redeployed to take the next steps in our strategy. We continue to advance toward our goal to become a leading lifestyle



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apparel company. Over the course of fiscal 2007, we believe that we will demonstrate that we can effectively capitalize on our near term growth opportunities while consistently building the business for sustained growth in sales and earnings."

The company will hold a conference call with senior management to discuss guidance at 4:30 p.m. ET today. A live Webcast of the conference call will be available on the Company's Web site at www.oxfordinc.com. Please visit the Web site at least 15 minutes early to register for the teleconference Web cast and download any necessary software.

A replay of the call will be available through June 8, 2006. To access the telephone replay, Participants should dial (719) 457-0820. The access code for the replay is 4450938. A replay of the Webcast will also be available following the conference call on Oxford Industries' corporate Website.

ABOUT OXFORD

Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford's brands include Tommy Bahama(R), Indigo Palms(R), Island Soft(R), Ben Sherman(R), Arnold Brant(R), Ely & Walker(R) and Oxford Golf(R). The Company also holds exclusive licenses to produce and sell certaIn product categories under the Tommy Hilfiger(R), Nautica(R), Geoffrey Beene(R), Slates(R), Dockers(R) and Oscar de La Renta(R) labels. Oxford's customers are found in every major channel of distribution including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.

Oxford's stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our website at www.oxfordinc.com.



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CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements about future events. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation or regulatory actions, competitive conditions, general economic conditions and expected synergies in connection with acquisitions and joint ventures. Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. These beliefs and assumptions could prove inaccurate. Forward-looking statements involve risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Many of these risks and uncertainties are beyond our ability to control or predict.

Such risks and uncertainties include, but are not limited to: (1) general economic cycles; (2) competitive conditions in our industry; (3) price deflation in the worldwide apparel industry; (4) our ability to identify and respond to rapidly changing fashion trends and to offer innovative and distinctive products; (5) changes in trade quotas or other trade regulations; (6) our ability to continue to finance our working capital and growth on acceptable terms; (7) unseasonable weather or natural disasters; (8) the price and availability of raw materials and finished goods; (9) the impact of rising energy costs on our costs and consumer spending; (10) our dependence on and relationships with key customers; (11) consolidation among our customer base;
(12) the ability of our third party producers to deliver quality products in a timely manner; (13) potential disruptions in the operation of our distribution facilities; (14) any disruption or failure of our computer systems or data networks; (15) the integration of our acquired businesses; (16) our ability to successfully implement our growth plans, including growth by acquisition; (17) unforeseen liabilities associated with our acquisitions; (18) unforeseen costs associated with entry into and exit from certain lines of business; (19) economic and political conditions in the foreign countries in which we operate or source our products; (20) increased competition from direct sourcing; (21) our ability to maintain our licenses; (22) our ability to protect and exploit our intellectual property and prevent our trademarks, service marks and goodwill from being harmed by competitors' products; (23) our reliance on key management and our ability to develop effective succession plans; (24) our ability to develop and maintain an effective organization structure; (25) risks associated with changes in global currency exchange rates; (26) changes in interest rates on our variable rate debt; (27) the impact of labor disputes, wars or acts of terrorism on our business; (28) the effectiveness of our internal controls and disclosure controls related to financial reporting; (29) our ability to maintain current pricing on our products given competitive or other factors; and (30) our ability to expand our retail operations.

You are cautioned not to place undue reliance on forward-looking statements, which are current as of the date of this press release. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Other risks or uncertainties may be detailed from time to time in our future Securities and Exchange Commission filings.




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RECONCILIATION OF GAAP TO NON-GAAP ESTIMATED FISCAL 2006 EARNINGS PER SHARE

Set forth below is our reconciliation of our estimated fourth quarter and full year fiscal 2006 GAAP diluted earnings per common share to diluted earnings per common share to exclude certain non-recurring items which include (i) the estimated net gain on sale of our Womenswear Group on June 2, 2006, (ii) the estimated impact of our repatriation of earnings during the fourth quarter of fiscal 2006 and (iii) the estimated impact of costs related to our streamlining of operations in our historical menswear business during fiscal 2006. We believe that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Therefore, we believe that presenting our expected results excluding these items provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise. We use the results excluding these items to discuss our business with investment institutions, our board of directors and others. Further, we believe that presenting our results excluding these items provides useful information to investors because this allows investors to compare our estimated results for fiscal 2006 to other periods.

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
                                                              FOURTH QUARTER            FOURTH QUARTER
                                                              FISCAL 2006               FISCAL 2006
                                                              GUIDANCE AS OF            GUIDANCE AS OF
                                                              APRIL 5, 2006             JUNE 1, 2006
PER DILUTED COMMON SHARE:
GAAP net income                                               $1.22 -- $1.27            $1.64 -- $1.69

Estimated gain on sale of Womenswear Group                    -                         ($0.52)

Estimated impact of repatriation of foreign earnings          ($0.16)                   ($0.16)

Estimated costs related to streamlining Menswear operations   $0.04                     $0.06

Earnings as adjusted                                          $1.10 -- $1.15            $1.02 -- $1.07

                                                              FULL YEAR                 FULL YEAR
                                                              FISCAL 2006               FISCAL 2006
                                                              GUIDANCE AS OF            GUIDANCE AS OF
                                                              APRIL 5, 2006             JUNE 1, 2006
PER DILUTED COMMON SHARE:
GAAP net income                                               $3.44 -- $3.49            $3.87 -- $3.92

Estimated gain on sale of Womenswear Group                    -                         ($0.52)

Estimated impact of repatriation of foreign earnings          ($0.16)                   ($0.16)

Estimated costs related to streamlining Menswear operations   $0.10                     $0.12

Earnings as adjusted                                          $3.38 -- $3.43            $3.31 -- $3.36

                                                                                        FULL YEAR
                                                                                        FISCAL 2006
                                                                                        GUIDANCE AS OF
                                                                                        JUNE 1, 2006
PER DILUTED COMMON SHARE:
Net income from continuing operations                                                   $2.85 -- $2.90

Estimated impact of repatriation of foreign earnings                                    ($0.16)

Estimated costs related to streamlining Menswear operations                             $0.12

Earnings from continuing operations as adjusted                                         $2.81 - $2.86
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